                                                                   Exhibit 10.13


                                    SUBLEASE

         THIS SUBLEASE ("Sublease") is made as of the 17th day of February, 2000, by and between North American Mortgage Company ("Sublessor") and Infogrames North American, as ("Sublessee").

                                    RECITALS

         A. Pursuant to a certain lease agreement by and between Sublessor, as tenant, and CarrAmerica Realty Corporation as ("Landlord"), dated as of September 22,1998 (the "Prime Lease"), Sublessor leased from Landlord certain premises, including, without limitation, 20931 Warner Center Lane, Suite B, Woodland Hills, CA 95695, (the "Prime Premises"), of that certain building commonly known as Warner Center Corporate Park (the "Building") more particularly described in the Prime Lease. A true and complete copy of the Prime Lease is attached hereto and made a part hereof as Exhibit "B".

         B. Sublessor desires to sublet to Sublessee and Sublessee desires to sublease from Sublessor Suite B, which is comprised of approximately ten thousand two hundred forty-six (10,246) rentable square feet of the Prime Premises included in the Prime Lease, subject to and in accordance with the terms and conditions hereof.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

         1. Premises and Term. Sublessor hereby subleases to Sublessee and Sublessee hereby subleases and takes from Sublessor Suite B, which is comprised of approximately ten thousand two hundred forty-six (10,246) rentable square feet as more particularly reflected on the floor plan attached hereto as Exhibit "A" and all existing leasehold improvements thereto (the "Sublease Premises"). The term of this Sublease ("Term") shall commence on the later of April 1, 2000 and the date that Landlord shall grant its consent to the Sublease (the "Commencement Date") and shall terminate on October 26. 2003 (the A Termination Date(approximately)), unless earlier terminated pursuant to the terms of this Sublease or the Prime Lease.

         2. Incorporation of Prime Lease. Except as otherwise provided herein, all of the terms and conditions of the Prime Lease with respect to the Sublease Premises are hereby incorporated by reference into this Sublease and shall be binding upon the parties hereto. Notwithstanding anything contained in the Prime Lease.

         3. Base Rent. Commencing on the Commencement Date, Sublessee shall pay monthly Base Rent to Sublessor in accordance to the following schedule:

04/01/00 - 03/31/01                                   $22,028.90
04/01/01 - 03/31/02                                   $22,689.77
04/01/02 - 03/31/03                                   $23,370.46
04/01/03 - 10/26/03                                   $24.071.57


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in advance, without demand, set off or deduction, on the first day of each and every calendar month during the Term hereof. Upon the execution hereof, Sublessee shall pay Sublessor twenty-two thousand twenty-eight dollars and 90/100 ($22,028.90) as first month's rent. Rental payments for partial months, if any, shall be prorated on a daily basis.

         Sublessee agrees to pay to Sublessor, at the same time and in the same manner as Base Rent and other charges due hereunder, all sales and use taxes and excise taxes imposed or levied upon all payments to be made by Sublessee hereunder by the State of California, if any, or any other governmental authority having jurisdiction, and any and all taxes assessed upon all of the equipment, furniture, fixtures and personal property located in the Sublease Premises.

         Sublessee shall pay to Sublessor, as additional Base Rent, any increase in Taxes and Operating Costs (as defined in the Prime Lease) at the same times and in the same manner as Sublessor is obligated to make such payments to Landlord pursuant to the Prime Lease in an amount equal to Sublessee's Proportionate Share (as hereinafter defined) of the amount of Tenant's Share (as defined in the Prime Lease) of any increase in estimated Taxes and Operating Costs for each calendar year of the Term hereof over the Base Year 2000 Taxes and Operating Costs. "Sublessee's Proportionate Share" shall mean a fraction, the numerator of which is the net rentable square feet contained in the Sublease Premises, and the denominator of which is the total net rentable square feet being leased by Sublessor pursuant to the Prime Lease. All operating expenses shall be based upon the Building being ninety-five percent (95%) occupied and fully assessed for real estate taxes. Subtenant shall not pay any increase in property taxes due to Landlord's sale, refinance or reassessment.

         All payments of Base Rent and other amounts due hereunder from Sublessee to Sublessor shall be made to Sublessor at the address set forth in Paragraph 25 hereof or such other address as Sublessor shall designate from time to time by written notice to Sublessee. Any Base Rent or other amounts owing by Sublessee to Sublessor and not paid within five (5) days of the date due shall bear interest from the sixth date until the date paid at the rate of twelve percent (12%) per annum.

         4. Services. In the event that any additional utilities and/or services are provided by Landlord to Sublessee beyond the times and amounts normally provided by Landlord, such services and/or utilities shall be payable by Sublessee at Landlord's actual cost and any other amounts charged by Landlord. Sublessor shall not be obligated to provide any services to Sublessee. Sublessee's sole source of all services is Landlord, pursuant to the Prime Lease. Sublessor makes no representation about the availability and adequacy of such services. As of the date of this Sublease, Sublessor has no agreement with Landlord for after-hours air conditioning. Sublessor shall use commercially reasonable efforts to assist Sublessee in obtaining the services required by the Prime Lease from Landlord.

         5. Security Deposit. Sublessee, concurrently with Landlord's consent to this Sublease, shall deposit with Sublessor a Security Deposit in the amount of twenty-two thousand twenty-eight dollars and 90/100 ($22,028.90), to be held by Sublessor without interest, and shall be applied by Sublessor toward the cost of repairing or replacing any equipment damaged or removed from the Sublease Premises and toward repair of damage (other than ordinary wear, tear, damage and condemnation) to the Sublease Premises or for any other liabilities or indebtedness of Sublessee to Sublessor. The deposit is not to be used or applied by Sublessee as a substitute for rent due any month but may be so applied by

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Sublessor at any time at Sublessor's option. The use, application, or retention of the Security Deposit, or any portion thereof, by Sublessor shall not prevent Sublessor from exercising any other right or remedy provided by this Sublease, the Prime Lease or by law and shall not operate as a limitation on any recovery to which Sublessor may otherwise be entitled. If the Security Deposit is used, applied, or retained by Sublessor for the purpose set forth above, Sublessee agrees, within ten (10) days after a written demand therefor is made by Sublessor, to deposit cash with the Sublessor in an amount sufficient to restore the Security Deposit to its original amount; however, nothing contained herein shall require Sublessor to make such demand upon Sublessee. The balance of the Security Deposit, if any, will be refunded to Sublessee within thirty (30) days after the end of the lease term and after Sublessee has vacated said Sublease Premises, subject to Sublessee's satisfactory compliance with the terms and conditions of this Sublease and the Prime Lease.

         6. Provisions of Prime Lease. Sublessee covenants that, with respect to the Sublease Premises, Sublessee will: (a) at its own cost and expense, promptly perform and observe all of the duties and obligations of the tenant under the Prime Lease that accrue with respect to the Term of the Sublease (other than the amount of rent) as fully as if Sublessee were said tenant; (b) comply with all restrictions and requirements of the Prime Lease applicable to the tenant thereunder; and (c) not do, cause or omit to do any act or thing whereby an event of default will occur under the Prime Lease or which would, after notice or lapse of time, constitute an event of default under the Prime Lease.

         7. Sublessee's Use of the Sublease Premises. Sublessee shall use and occupy the Sublease Premises only for general office purposes and for no other use or purpose whatsoever and Sublessee shall not use or permit the Sublease Premises to be used in any way that would violate the terms of the Prime Lease.

         8. Waiver of Claims and Indemnity. Sublessee hereby releases and waives all claims against Sublessor and Landlord and each of their respective officers, directors, agents and employees for injury or damage to person, property or business sustained in or about the Building or the Sublease Premises by Sublessee or any of its employees, agents, guests or invitees, except in any case which would render this release and waiver void under law. Notwithstanding the foregoing, Sublessee does not release or waive any such claims caused by the gross negligence or willful misconduct of Sublessor, its agents or employees.

         Sublessee will indemnify, defend and save harmless Sublessor and Landlord and each of their officers, directors, agents and employees from and against any and all demands, liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys' fees, which may be imposed upon or incurred by or asserted against Sublessor or Landlord or either of their officers, directors, agents or employees by reason of any act or omission of Sublessee or its agents, officers, employees, guests, contractors, sublessees, licensees, invitees or customers occurring during the Term of this Sublease.

         9. Sublessee's Insurance. Sublessee, at Sublessee's expense, agrees to maintain in force during the Term of this Sublease, with respect to the Sublease Premises, such insurance policies required to be maintained by tenant pursuant to Section 8 of the Prime Lease. All of such insurance policies shall list the Landlord, Sublessor and such other parties required by such provisions of the Prime Lease, if any, (the "Indemnities") as additional insureds. Sublessee agrees to look solely to, and to seek recovery

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only from, its insurance carrier in the event of any such covered loss or damage, notwithstanding that such loss or damage may result from the negligence of Sublessor or of the Indemnitees. Sublessee shall use its best efforts to obtain its insurer's consent to the preceding sentence without thereby invalidating its insurance or affecting its right to proceeds payable thereunder.

         10. No Warranties. Except as otherwise expressly provided herein, Sublessor does not make any representations or warranties of Landlord under the Prime Lease and does not undertake to perform or observe any of the terms, covenants and conditions on the part of Landlord to be performed or observed. Sublessee is fully familiar with the physical condition of the Sublease Premises, accepts possession of the Sublease Premises in its "as is" condition and agrees that Sublessor shall have no obligation to prepare the same for Sublessee's occupancy. Except as otherwise provided herein, Sublessor has made no representations of whatever nature in connection with the condition of the Sublease Premises, and Sublessor shall not be liable for any latent or patent defects therein or for any action or inaction by Landlord with respect to the condition of the Sublease Premises or the Building.

         11. Americans With Disabilities Act. Sublessor makes no representations with respect to whether the Sublease Premises are in compliance with the Americans with Disabilities Act ("ADA"). Sublessor hereby disclaims any and all liability associated with ADA compliance in connection with the Sublease Premises.

         12. Alterations. Except for computer equipment and as provided for herein, Sublessee shall not make any alterations, improvements, additions, installations or decorations in or to the Sublease Premises, except as expressly permitted by the Prime Lease. In the event that Sublessee shall make any alterations, improvements, additions, installations or decorations which, pursuant to the terms of the Prime Lease or pursuant to any consent of or agreement with Landlord are required to be removed upon the expiration of the Term hereof or of the Prime Lease, Sublessee shall remove the same at its own cost. Sublessee shall retain all right title and interest in any computer equipment installed in the Premises.

         Sublessor shall provide Subtenant with a Subtenant Improvement Allowance ("TI Allowance") equal to five dollars ($5.00) per square foot. All Subtenant Improvement work shall be subject to a mutually acceptable space plan and design and shall be subject to Landlord's prior written approval. Subtenant shall be responsible for any excess over the TI Allowance.

         Sublessor shall provide Subtenant with a twenty cent (S.20) per usable square foot allowance ("Space Planning Allowance") towards the cost of the Subtenant's space plans, working drawings, and engineering plan costs.

         13. Fire and Casualty. In the event the Sublease Premises shall be destroyed or damaged by fire or other casualty, the following shall be applicable: (a) Landlord, and not Sublessor, shall be responsible for reconstruction if and to the extent required by the Prime Lease; (b) if the Prime Lease is terminated by Landlord or Sublessor as a result of such casualty, this Sublease shall also be terminated as of the same date; and (c) if this Sublease is terminated, Sublessee shall be responsible for all rental and other obligations up to the date of such damage or destruction and all such obligations incurred after the date of such termination shall cease.


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
         14. Sublessor's Performance. The performance by Landlord of its obligations under the Prime Lease shall, for all purposes of this Sublease, be deemed to satisfy all corresponding obligations of Sublessor under this Sublease, and Sublessor's obligations hereunder with respect to the obligations of Landlord shall be limited to the extent to which Landlord performs its obligations under the Prime Lease.

         15. Time for Required Action. Whenever any provision of the Prime Lease, which has been incorporated herein by reference, requires the tenant thereunder to take any action within a certain period of time after notice from the Landlord thereunder, then, upon prompt notice from Sublessor to Sublessee, Sublessee shall take such action before the expiration of the period of time set forth in said notice under the Prime Lease; provided however, that in the event of a non-monetary default under the Prime Lease, Sublessee shall cure said default within the earlier of fifteen (15) days from the date of said notice under the Prime Lease or ten (10) days before the expiration of the period of time set forth in said notice.

         16. Default. Sublessee shall be in default hereunder if (a) Sublessee fails to pay when due any rent or other sum to be paid by Sublessee hereunder; or (b) Sublessee fails to observe and perform any of the other terms, covenants, conditions, and/or rules and regulations of this Sublease or the Prime Lease and such failure continues for ten (10) days after notice (provided, however, if such default is incapable of being cured within ten (10) days, Sublessee shall not be in default if Sublessee has commenced curative action within such ten
(10) day period, continues diligently to complete the cure, and actually completes the cure within the period required by the Prime Lease) or if no such period is specified in the Prime Lease, then within a reasonable time; or (c) Sublessee abandons or deserts the Sublease Premises without notice to Sublessor and the continued payment of rent; or (d) if Sublessee assigns this Sublease or sub-sublets any portion of the Sublease Premises without the prior written consent of Landlord and Sublessor; or (e) if any petitions shall be filed by or against Sublessee to declare Sublessee bankrupt or to delay, reduce, or modify Sublessee's debts or obligations or if any petition shall be filed or other action taken to reorganize or modify Sublessee's capital structure; or (f) if Sublessee admits in writing its inability to pay its debts, or if a receiver, trustee, or other court appointee is appointed for all or a substantial part of Sublessee's property; or (g) if the leasehold interest of Sublessee is levied upon or attached by process of law; or (h) if Sublessee makes an assignment for the benefit of creditors or takes the benefit of any insolvency act, or if any proceedings are filed by or against Sublessee to declare Sublessee insolvent or unable to meet its debts; or (i) if a receiver or similar type of appointment or court appointee or nominee of any name or character is made for Sublessee or its property.

         In the event of any default by Sublessee, Sublessor may have any one or more of the remedies described in the Prime Lease, in addition to all other rights and remedies available at law or in equity.

         17. Removal of Sublessee's Personal Property. Upon the Termination Date of the Sublease Term, Sublessee shall remove from the Sublease Premises all of its personal property and shall peaceably surrender such Sublease Premises and the keys thereto to Sublessor in as good order and condition as when delivered to Sublessee, excepting ordinary wear and tear, repairs required to be made by the Sublessor or Landlord, damage by fire and other unavoidable casualty and damage due to Sublessor or Landlord. Sublessee shall have the right to remove trade fixtures installed and paid for by


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the Sublessee provided these items can be removed without material damage to the
Building or Sublease Premises and provided that any holes or other damage to the Building or Sublease Premises caused by the removal of such items shall be restored or repaired by Sublessee promptly. If Sublessor or Landlord re-enters or retakes possession of the Sublease Premises prior to the normal expiration of this Sublease, Sublessor or Landlord shall have the right, but not the obligation, to remove from the Sublease Premises all personal property located therein belonging to Sublessee, and either party may place the property in storage in a public warehouse at the expense and risk of Sublessee.

         18. Holding Over. In no event shall Sublessee remain in possession of the Sublease Premises aver the Termination Date of the Sublease. In the event that Sublessee remains in possession of the Sublease Premises after the Termination Date, Sublessee shall be subject to hold over charges equal to 200% of the Base Rent, as well as any damages incurred by Sublessor levied by Landlord, under the Prime Lease, applicable to such holdover. In the event Sublessee creates a "Hold Over" situation for the entire Premises leased by Sublessor, provided Sublessor has vacated its space in accordance with the terms and conditions of the Prime Lease, Sublessee shall be subject to hold over charges at a rate of two hundred percent of the rent stated in the Prime Lease, for the entire Premises leased by Sublessor, for the "Hold Over" period. In no event shall there be any renewal of this Sublease by operation of law.

         19. Assignment of Sublease. Sublessee shall not assign this Sublease, or any part hereof, or further sublet all or any part of the Sublease Premises without obtaining the prior written consent of Sublessor which shall not be unreasonably withheld and of Landlord, provided, however, Sublessee shall be free to assign this Sublease is a merger or reorganization to any fifty percent (5O%) or more directly or indirectly owned subsidiary of Infogrames Entertainment. Notwithstanding any such sublease or assignment, Sublessee shall remain fully liable on this Sublease and shall not be released from performing any of the terms, covenants and conditions hereof. Any attempt by Sublessee to assign or sublease all or any part of the Sublease Premises without obtaining such prior written consent or without Sublessee remaining fully liable on this Sublease shall be null and void and shall confer no rights on any third person.

         20. Conflict or Inconsistency. In case of any conflict or inconsistency between the provisions of the Prime Lease and those of this Sublease, the provisions hereof shall, as between the Sublessor and Sublessee, control.

         21. Non-Waiver. Failure of Sublessor to declare any default or delay in taking any action in connection herewith shall not waive such default. No receipt of moneys by Sublessor from Sublessee after the termination in any way of the Term of this Sublease or of Sublessee's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term of this Sublease or affect any notice given to Sublessee or any suit commenced or judgment entered prior to receipt of such moneys.

         22. Cumulative Rights and Remedies. All rights and remedies under this Sublease shall be cumulative and none shall exclude any other rights or remedies allowed by law.

         23. Brokerage. Sublessee and Sublessor represent and warrant to each other that they each have not dealt or consulted with any real estate broker or agent in connection with this Sublease, other than Colliers International The Seeley Company ("Broker"), and agree to indemnify and hold each other


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harmless from and against any claims by any other real estate broker or agent claiming a commission or other form of compensation by virtue of having dealt with them with regard to this leasing transaction.

         24. Attorneys' Fees. In connection with any litigation arising out of this Sublease, the prevailing party shall be entitled to recover all costs incurred, including reasonable attorneys' fees, which include, without limitation, those reasonable attorneys' fees incurred by such prevailing party for the services of its attorneys through all trial and appellate levels and post-judgment proceedings.

         25. Notices. All notices, demands, approvals, consents, requests for approval or consents or other writings required in this Sublease or in the Prime Lease to be given, made or sent by either party hereto to the other ("Notice") shall be in writing and shall be deemed to have been fully given, made or sent when made by personal service or deposited in the United States Mail, certified or registered, and postage prepaid and properly addressed as follows:

To Sublessor:     North American Mortgage Company7
                  3883 Airway Drive
                  Santa Rosa, CA 95403
                  Attn: Craig Peoples - Vice President

To Sublessee:     Infogrames North American, Inc.
                  5300 Stevens Creek Blvd., Suite 500
                  San Jose, CA 95129
                  Attn: General Counsel
                  with copy to the Head of Studio at the Premises.

         The address to which any Notice should be given, made or sent to either party may be changed by written notice given by such party as above provided.

         26. Entire Agreement. This Sublease and the Consent and Exhibits, attached hereto and forming a part hereof, set forth all of the covenants, promises, agreements, conditions and understandings between Sublessor and Sublessee concerning the Sublease Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than as are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Sublease shall be binding upon Sublessor or Sublessee unless reduced to writing and signed by each of them.

         27. Warranty. The individual signing this sublease on behalf of Sublessee warrants and represents that he has the authority to so execute on behalf of Sublessee and that this Sublease is a valid and binding obligation of Sublessee.

         28. Signage. Sublessee shall have the right to replace Sublessor's existing monument sign at Sublessee's sole cost and expense and with prior written approval from Landlord. It shall be the responsibility to maintain the sign in accordance with the Master Lease.

         IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be duly executed and

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delivered as of the day and year first above written.

Sublessor                                Sublessee
North American Mortgage Company          Infogrames North American, Inc.


By: /s/ Craig T. Peoples                 By: /s/ Ronald A. Rudolph
   ----------------------------------       -----------------------------------
       Craig T. Peoples
Its:   Vice President
                                         Print Name: Ronald A. Rudolph
                                                    ---------------------------
Date:  3/9/00                            Its: Senior Vice President, Admin,
     --------------------------------
                                         Date: 3/7/00
                                               --------------------------------

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
                                SUBLEASE ADDENDUM

         This Addendum to Sublease is made by and between North America Mortgage Co. as Sublessor and Infogram North American as Sublessee as of the date of the Sublease ("the "Sublease") between Sublessor and Sublessee to which this Addendum is attached and into which the Addendum is incorporated by reference.

1. Sublessee shall lease the furniture as inventoried on Exhibit "D", attached hereto. The monthly cost of one thousand three hundred dollars ($1,300) shall be included as monthly Base Rent.

         Sublessee shall have the right to purchase the furniture at the end of the Sublease Term for $49,570.

         Sublessee shall maintain the furniture throughout the Sublease Term. Repair, replacement and maintenance shall be the responsibility of the Sublessee, ordinary wear and tear excepted.

2. Sublessee shall lease the phone system as inventoried on Exhibit "D", attached hereto at a cost of three thousand four hundred eighty seven dollars ($3,487) per month which includes telephone maintenance.


Sublessor                                Sublessee
North American Mortgage Company          Infogram North American


By: /s/ Craig T. Peoples                 By: Ronald A. Rudolph
   ----------------------------------       -----------------------------------
       Craig T. Peoples
Its:   Vice President
                                         Print Name: Ronald A. Rudolph
                                                    ---------------------------
Date:  3/9/00                            Its: Senior Vice President, Admin,
     --------------------------------
                                         Date: 3/7/00
                                               --------------------------------

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                                  EXHIBIT "D"

FURNITURE INVENTORY

27       work station 2 drawer under counter file cabinets

4        5 drawer 36" wide lateral filing cabinets

11       5 drawer 42" wide lateral filing cabinets

3        4 drawer 42" wide lateral filing cabinets

37       side chairs (arm chairs)

1        6 foot wide desk with return and credenza

1        conference table with bases

10       double ped desks

13       credenzas

12       bookcases

4        desks with right returns

2        wood 2 drawer lateral filing cabinets

1        reception desk

1        magazine table (reception)

2        end tables (reception)

1        sofa

4        lounge chairs (reception)

2        30x72 C-leg tables

7        30x48 C-leg tables

1        break room table

8        break room chairs

18       armless caster chairs

16       caster chair with arms

13       various color fabric armless chairs

2        drawer gray file cabinet


TELEPHONE INVENTORY

Definity Prologix Solution

Version R6 CSI

200 port station & trunk RTU (right to use license) capable of up to 600 ports

200 port ISDN PRI RTU (capable of up to 600 ports)

200 port Telecommuting RTU (capable of up to 600 ports)

1 - system access terminal (for programming)

Station packs-

3 - 24-port digital pack (supports 72 digital phones)

1 - 16-port analog pack

2 - Transtalk wireless phone (works up to 700 ft.)

Voice Messaging
1 - 10-port, 60 hour Intuity Audix Voice Messaging System (includes call accounting system)


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EXHIBIT D (CON'T)
PAGE TWO

UPS
I -150 VA UPS (supports Definity Prologix & Intuity Audix)

Network
1 - DS1 board (T1.5 service)
1 - CO pack (8 ports)
2 - DID pack (8 ports each)
1 - 4 port Auxiliary pack (for paging & music on hold)

Paging                          .'
1 - Paging System (20 amp) with 21 speakers

Voice terminals
21 - 6408 (8 button) digital sets
24 - 8411(10 button) digital sets with RJ1111 outlet for modem
1 - Attendant console (receptionist)


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